EXHIBIT 10.43

          STOCK OPTION AGREEMENT (the "Agreement"), dated as of __________, 19__, between Gulfstream Aerospace Corporation, a Delaware corporation (together with its successors the "Corporation"), and _______________ (the "Optionee").

          1.   Grant of Option.
               ---------------

          1.1 The Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of ______ whole shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") (such number being subject to adjustment as provided in Section 8 hereof) on the terms and conditions set forth in this Agreement and in the Corporation's Stock Option Plan (the "Plan"), a copy of which has previously been provided to the Optionee.

          1.2 This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          1.3 Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

          2. Purchase Price. The price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of this Option shall be $____ per share (such price being subject to adjustment as provided in Section 8 hereof) (the "Option Price").

          3. Duration of Option. The Option shall be exercisable to the extent and in the manner provided herein for a period of 10 years from the date hereof; provided, however, that the Option may be earlier terminated as provided in Section 4, Section 6, Section 7 or Section 9 hereof.

          4.   Exercisability of Options.
               -------------------------

               (a) Subject to the provisions of this Agreement and the Plan, the Option shall be exercisable in accordance with the following schedule:

                    (i) on or after __________, ____ but before __________,
               ____, the Option may be exercised to acquire up to one-third of the total number of shares of Common Stock which may be purchased pursuant to the Option as set forth in Section 1.1 hereof, less any shares previously acquired pursuant to the Option;

                    (ii) on or after __________, ____ but before
               __________, ____, the Option may be exercised to acquire up to two-thirds of the total number of shares of Common Stock which may be purchased pursuant to the Option as set forth in Section 1.1, less any shares previously acquired pursuant to the Option; and

                    (iii) on or after __________, ____ but before the
               expiration of the term of the Option, the Option may be exercised to acquire up to 100% of the total number of shares of Common Stock which may be purchased pursuant to the Option as set forth in Section 1.1, less any shares previously acquired pursuant to the Option.

               (b) The Corporation shall give the Optionee 10 days' written notice (or, if not practicable, such shorter notice as may be practicable) prior to the anticipated date of the consummation of a Terminating Event (as hereinafter defined), and the Optionee shall be permitted to exercise the Option for a period of 5 days (or such shorter period as the Committee shall determine and so notify the Optionee) after the date of such notice of the Terminating Event. In the case of a Terminating Event, the Option may be exercised, in whole or in part, for the full amount of the shares of Common Stock covered thereby (less the number of shares previously issued to the Optionee upon exercise of the Option), whether or not the Option was otherwise so exercisable on the date such notice was given. In the event the Terminating Event is not consummated, the Option will be deemed not to have been exercised and shall be exercisable thereafter only to the extent it would have been exercisable if no such notice had been given. In lieu of permitting the Optionee to exercise the Option in the event of a Terminating Event, the Committee, in its sole discretion, may instead cause the Corporation to redeem the unexercised portion of the Option pursuant to
Section 9 hereof.

          For purposes hereof, the term "Terminating Event" shall mean the consummation of any of the following transactions: (i) any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any capital reorganization or reclassification or other change of the then outstanding shares of Common Stock), or (ii) the liquidation or dissolution of the Corporation, or (iii) the sale or other disposition to any person (other than a subsidiary or an Affiliate of the Corporation) of all or substantially all of the assets of the Corporation pursuant to a plan of liquidation or otherwise.

          Subject to the provisions of Section 9 hereof, the Option shall be canceled simultaneously with the consummation of a Terminating Event to the extent that the Option has not theretofore been exercised.

               (c) Notwithstanding the foregoing Section 4(a) of this Agreement, in the event of a Change in Control (as defined in Exhibit A attached hereto), the Option shall become immediately and fully exercisable.

          5.   Manner of Exercise and Payment.
               ------------------------------

               5.1 Notice of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Committee, at the Corporation's principal office (or such other address as the Corporation may from time to time notify the Optionee in writing). Such notice shall state that the Optionee is electing to exercise the Option and the number of shares of Common Stock in respect of which the Option is being exercised and shall be signed by the Optionee or by any guardian, executor, administrator or other legal representative (each, a "Legal Representative"). The Corporation may require proof satisfactory to it as to the right of such person to exercise the Option.

               5.2 Deliveries. The notice of exercise described in Section
5.1 hereof shall be accompanied by (a) the full purchase price for the shares in respect of which the Option is being exercised, such purchase price to be paid by certified or bank check payable to the order of the Corporation or cash by wire transfer to an account designated by the Corporation. Not less than 250 shares of Common Stock may be purchased at any one time upon the exercise of an Option, unless the number of shares of Common Stock so purchased constitutes the total number of shares of Common Stock then purchasable under the Option.

               5.3 Issuance of Shares. Upon receipt of notice of exercise, full payment for the shares of Common Stock in respect of which the Option is being exercised, and subject to Section 10 of the Plan, the Corporation shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the number of shares of Common Stock as to which such exercise was effective.

               5.4 Stockholder Rights. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to the Option until: (a) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised and any withholding taxes due in connection with such exercise, (b) the Corporation shall have issued the shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Corporation. Upon the occurrence of all of the foregoing events, the Optionee shall have full voting and other ownership rights with respect to such shares.

          6.   Certain Restrictions.
               --------------------

               6.1 No Sale or Transfer. The Optionee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option, in whole or in part, except in accordance with the provisions of this Agreement.

               6.2 Employment Termination. Except (i) as provided in this
Section 6.2 or (ii) as may be agreed between the Committee and the Optionee, if the Optionee shall no longer be employed on a full-time basis by either the Corporation or any of its subsidiaries, or ceases to serve as a director of the Corporation or any of its subsidiaries, for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency) ("Terminated" or a "Termination"), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Corporation or any of its subsidiaries under any employment agreement or otherwise (such Optionee being referred to herein as a "Terminated Optionee"), the portion of the Option that was not exercisable immediately prior to the Optionee's Termination shall terminate and shall be of no further force and effect from and after the date of such Termination. Following a Termination, the Optionee may exercise the portion of the Option which was exercisable immediately prior to the date of the Optionee's Termination (the "Exercisable Portion of the Option") or any portion thereof on one occasion during the 90-day period following the date of Termination, but in no event after the expiration of the term of the Option. To the extent the Terminated Optionee does not so exercise the Exercisable Portion of the Option, the Exercisable Portion of the Option shall terminate and shall be of no force and effect.

          7.   Prohibited Activities.
               ---------------------

               7.1 Prohibition Against Certain Activities. The Optionee agrees that (a) he will not at any time during his employment (other than in the course of his employment) with the Corporation or any Affiliate thereof, or after any Termination, directly or indirectly disclose or furnish to any other person or use for his own or any other person's account any confidential or proprietary knowledge or any other information which is not a matter of public knowledge obtained during the course of his employment with, or other performance of services for (including service as a director of), the Corporation or any Affiliate thereof or any predecessor of any of the foregoing, no matter from where or in what manner the Optionee may have acquired such knowledge or information, and he shall retain all such knowledge and information in trust for the benefit of the Corporation, its Affiliates and the successors and assigns of any of them,
(b) if he is Terminated, he will not for three years following the Termination directly or indirectly solicit for employment, including, without limitation, recommending to any subsequent employer the solicitation for employment of, any person who at the time of the solicitation is employed by the Corporation or any Affiliate thereof, (c) he will not at any time during his employment with, or performance of services for (including service as a director of), the Corporation or any Affiliate thereof or any predecessor of any of the foregoing, or after any Termination, publish any statement or make any statement (under circumstances reasonably likely to become public or that he might reasonably expect to become public) critical of the Corporation or any Affiliate of the Corporation, or in any way adversely affecting or otherwise maligning the business or reputation of any of the foregoing, and
(d) he will not breach the provisions of Section 6.1 hereof (any activity described in clause (a), (b), (c) or (d) of this Section 7.1 being herein referred to as a "Prohibited Activity").

               7.2 Right to Terminate Option. The Optionee understands that the Corporation is granting to the Optionee an option to purchase shares of Common Stock hereunder to reward the Optionee for the Optionee's future efforts and loyalty to the Corporation and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Corporation. Accordingly, (a) if the Optionee engages in any Prohibited Activity, or (b) if, at any time during the Optionee's employment with the Corporation or any Affiliate or during the three years following the Optionee's Termination, the Optionee engages in any Competitive Activity (as hereinafter defined), or (c) if, at any time (whether during the Optionee's employment or after any Termination), the Optionee is convicted of a crime against the Corporation or any of its Affiliates, then, in addition to any other rights and remedies available to the Corporation, the Corporation shall be entitled, at its option, to terminate the Option, which shall then be of no further force and effect. The term "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any person (other than the Corporation or any of its subsidiaries) that competes either directly or indirectly through one or more Affiliates with any of the businesses conducted by the Corporation or any of its Affiliates (a "Competitor"),
(ii) directly or indirectly through one or more intermediaries (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Optionee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Optionee, such portion determined by applying the percentage of the equity interest in such entity owned by the Optionee to the interests in such Competitor owned by such entity), (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Corporation or any Affiliate of the Corporation of which the Optionee owns shares of capital stock or any other equity interest or (iv) employment by (including serving as an officer or director of) or providing consulting services to any Competitor. For purposes of this Section 7.2, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity interests, by contract or otherwise.

            8. Adjustments. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Corporation, the Committee shall make appropriate adjustments to the number and class of shares of stock subject to this Option and the Option Price for such shares. The Committee's adjustment shall be final and binding for all purposes of the Plan and this Agreement. No adjustment provided for in this Section 8 shall require the Corporation to issue a fractional share, and the total adjustment with respect to this Agreement shall be limited accordingly.

          9.   Terminating Events.
               ------------------

               (a) Upon the effective date of any Terminating Event, any unexercised portion of this Option shall terminate unless provision shall be made in writing in connection with such Terminating Event for the continuance of the Plan and such unexercised portion of the Option and for the assumption of such unexercised portion of this Option by a Successor Corporation or for the substitution for such unexercised portion of this Option of new options covering shares of such Successor Corporation with appropriate adjustments as to number and kind of shares and prices of shares subject to such new options; provided, however, that in connection with a Terminating Event involving the merger, consolidation or liquidation of the Corporation, the Committee may, in its sole discretion, authorize the redemption of the unexercised portion of the Option for a consideration per share of Common Stock issuable upon exercise of the unexercised portion of the Option equal to the excess of (i) the consideration payable per share of Common Stock in connection with such Terminating Event, adjusted as if all outstanding options and warrants had been exercised prior to the consummation of such Terminating Event, over (ii) the Option Price. In the event that provision for continuance of the Plan is made in writing in connection with a Terminating Event, the unexercised portion of this Option or the new options substituted therefor shall continue in the manner and under the terms provided in the Plan and this Agreement and in such writing.

               (b) In the event of a redemption pursuant to this Section 9, the Optionee shall be responsible for and shall be obligated to pay a proportionate amount (determined as if the Optionee were a holder of the number of shares of Common Stock which would have been issuable upon exercise of the portion of the Option redeemed pursuant to this Section 9) of the expenses, liabilities or obligations incurred or to be incurred by the stockholders of the Corporation in connection with such Terminating Event (including, without limitation, the fees and expenses of investment bankers, legal counsel and other outside advisors and experts retained by or on behalf of the stockholders of the Corporation in connection with the Terminating Event, amounts payable in respect of indemnification claims, amounts paid into escrow and amounts payable in respect of post-closing adjustments to the purchase price).

          10. No Right to Continued Employment. This Option shall not confer upon the Optionee any right with respect to continuance of employment by the Corporation or any Affiliate, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the Optionee's employment at any time.

          11. Withholding. The Corporation shall have the right to deduct from any amounts payable under this Agreement any taxes or other amounts required by applicable law to be withheld.

          12. Optionee Bound by Plan; Entire Agreement. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. This Agreement and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          13. Execution of Agreement; Modification of Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument. This Agreement may be modified, amended, suspended or terminated by the parties hereto; provided, that the Corporation may modify, amend, suspend or terminate this Agreement without any further action by the Optionee if such modification, amendment, suspension or termination does not adversely affect the Optionee's rights hereunder. Any terms, covenants, representations or conditions may be waived by the parties hereto, but only in a writing signed by the party which is entitled to the benefits of such waived term, covenant, representation or condition.

          14. Severability. Should any provision of this Agreement be held by a court to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          15. Acknowledgment. By signing this Agreement, the Optionee acknowledges that he has reviewed the Plan and this Agreement and understands his rights and obligations thereunder and hereunder. The Optionee also acknowledges that he has been provided with such information concerning the Corporation, the Plan and this Agreement as he and his advisors have requested.

          16. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon each successor of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement shall be binding upon the Optionee's heirs, executors, administrators and successors.

          17. Headings. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

          18. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final and binding for all purposes.

          19. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

                                       GULFSTREAM AEROSPACE CORPORATION


                                       By:
                                          --------------------------------
                                          Title:



                                       -----------------------------------
                                                   Optionee



          The undersigned acknowledges that the undersigned has read the foregoing Agreement between Gulfstream Aerospace Corporation and the undersigned's spouse and the Stock Option Plan, understands that the undersigned's spouse has been granted an option to acquire shares of Gulfstream Aerospace Corporation Common Stock, which option is subject to certain restrictions reflected in such Agreement and such Plan and agrees to be bound by the foregoing Agreement and such Plan.


                                       ----------------------------------
                                              Optionee's Spouse

                                 Exhibit A
                     Definition of "Change in Control"

          For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following:

               (a) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the "Voting Securities") by any "Person" (as the term person is used for purposes of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of fifty percent (50%) or more of the then outstanding Common Stock or the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Common Stock or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (ii) the Corporation or its Subsidiaries, (iii) the FL & Co. Companies, the direct or indirect partners of any of the FL & Co. Companies, and any Affiliates of any of the foregoing, or (iv) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

               (b) The individuals who, as of the date the Option is granted, are members of the Board of Directors of the Corporation (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of the Corporation; provided, however, that if the election, or nomination for election by the Corporation's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Corporation (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (c) The consummation of a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Common Stock or Voting Securities which increases the percentage of the then outstanding Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.